UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2018, ORBCOMM Inc. (the “Company”) announced that Robert Costantini has resigned from his position as Executive Vice President and Chief Financial Officer of the Company effective May 17, 2018. Mr. Costantini’s resignation was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, practices or financial statements, including its controls or other financial related matters.

In connection with his resignation, Mr. Costantini entered into a letter agreement with the Company confirming that he will be entitled to receive certain salary continuation and other severance benefits for a termination of his employment by the Company without cause, as set forth in his employment agreement dated as of December 31, 2010 between the Company and Mr. Costantini previously filed with the Securities and Exchange Commission and described under “Certain Relationships and Transactions With Related Persons - Employment Agreements” in the Company’s proxy statement filed in connection with its 2018 Annual Meeting of Stockholders. Under the terms of the letter agreement, Mr. Costantini’s unvested 7,530 time-based Restricted Stock Units and 7,530 performance-based Restricted Stock Units previously granted for fiscal year 2018 will vest on their original vesting dates as if he remained employed by the Company through the applicable vesting dates, subject, in the case of the performance-based Restricted Stock Units, to achievement of the performance targets established for fiscal year 2018. A copy of the letter agreement is filed herewith as Exhibit 10.1 to this Form 8-K.

In connection with Mr. Costantini’s resignation, the Company has initiated a search for a new Chief Financial Officer and until one is appointed, Constantine “Dean” Milcos, age 52, has been appointed as Interim Chief Financial Officer effective immediately. Mr. Milcos has served as the Company’s Senior Vice President and Chief Accounting Officer since September 25, 2013 and will continue in that role while also serving as Interim Chief Financial Officer.

Prior to joining the Company, Mr. Milcos served in various accounting roles at Medco Health Solutions, most recently serving as Vice President, SEC Reporting, Technical Accounting and Controls from 2008 to 2013. Mr. Milcos received a B.S. in accounting from Lehigh University and an M.B.A. from New York University’s Stern School of Business. There are no arrangements or understandings between Mr. Milcos and any person other than the Company pursuant to which he was appointed as Interim Chief Financial Officer. There is no family relationship between Mr. Milcos and any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Mr. Milcos has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Exhibits

(d)	Exhibits.

10.1	Letter agreement dated May 22, 2018 between Robert Costantini and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By:	/s/ Christian Le Brun
Name: Christian Le Brun
Title: Executive Vice President, General Counsel and Secretary

Date: May 22, 2018

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